Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated October 22, 2025, except Note 8 for which the date is January 27, 2026, February 9, 2026 and February 12, 2026, with respect to the financial statements of Armada Acquisition Corp. III included in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ CBIZ CPAs P.C.

Morristown, NJ

February 12, 2026